UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2022 (December 15, 2022)

TRONOX HOLDINGS PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	Laporte Road, Stallingborough Grimsby, North East Lincolnshire, DN40 2PR, United Kingdom

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2022, Tronox Holdings plc (the “Company”) announced that Timothy C. Carlson, the Company’s Senior Vice President and Chief Financial Officer, will retire from the Company effective as of April 1, 2023. The Company also announced that John Srivisal, currently the Company’s Senior Vice President, Business Development and Finance, has been named as Mr. Carlson’s successor, effective as of April 1, 2023.

Mr. Carlson's departure is not the result of any disagreement with the Company.

Mr. Srivisal, 44, joined Tronox in March 2018 to lead the Company’s business development efforts, including closing the Company’s transformative acquisition of the Cristal TiO2 business from The National Titanium Dioxide Company Ltd. and subsequently leading the integration and synergy program. In May 2020, he additionally assumed responsibility for the Company’s financial planning and analysis activities. Mr. Srivisal brings over two decades of finance experience as an investment banker and senior corporate executive across a variety of industries on capital markets and mergers and acquisition transactions. Mr. Srivisal graduated magna cum laude with a Bachelor of Science degree in economics (concentration in finance) and a minor in mathematics from the Wharton School of the University of Pennsylvania. There are no arrangements between Mr. Srivisal and any other person pursuant to which he was selected to serve as Chief Financial Officer of the Company, and there is no family relationship between Mr. Srivisal and any other director or executive officer of the Company. In addition, there are no related party transactions between Mr. Srivisal and the Company that would be required to be reported pursuant to Item 404(a) of Regulation of S-K of the Securities Act of 1933, as amended (the “Securities Act”)

It is expected that the Company and Mr. Srivisal will enter into an offer letter in connection with his appointment to the Chief Financial Officer position. Once finalized, any such offer letter and its terms will be filed as an amendment to this Current Report on Form 8-K and will be incorporated therein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company's press release regarding these events is furnished hereto as Exhibit 99.1.

Such information, including the Exhibit 99.1 furnished hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 15, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: December 15, 2022	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary